BAYTREE CAPITAL ASSOCIATES, LLC.
                               INVESTMENT BANKERS
                              THE TRUMP BUILDING AT
                                 40 WALL STREET
                            NEW YORK, NEW YORK 10005
                      212/509-1700 * FACSIMILE 212/363-4231

                                                               September 3, 1998

Nettaxi  Online  Communities,  Inc.
2165  S.  Bascom  Avenue
Campbell,  California  95008

Attn:     Mr.  Robert  Rositano,  Jr.
          CEO

Dear  Mr.  Rositano:

     This  letter  agreement (the "Agreement") confirms the terms and conditions
                                  ----------
of  the  exclusive  engagement of Baytree Capital Associates, LLC ("Baytree") by
                                                                  ---------
Nettaxi Incorporated and its affiliates to render certain financial advisory and investment banking services to Nettaxi and any person, corporation or other entity formed by or affiliated with such person (the "Company") which participates in, or which was formed for the purpose of effecting a Transaction (as hereinafter defined) and effecting a certain Financing as hereinafter described. In the context of this Agreement, "Transaction" shall mean, whether effected in one transaction or a series of transactions, (i) any merger, consolidation, reorganization, recapitalization or other business combination pursuant to which the business of Nettaxi is combined with that of another entity (the "Merger Candidate"),whether or not Nettaxi is the surviving entity
              --------------------
in  such  business  combination.

     1.      Services.     Baytree  will  assist  Nettaxi  in  negotiating  and
             ---------
effecting a loan as described in subparagraph (a) hereinbelow and thereafter structuring a Transaction on the terms and conditions as set forth in this Agreement. In this regard, we propose to undertake certain activities on behalf of Nettaxi, including, the following:

     (a) structuring and negotiating a loan (the "Loan") in the principal amount of One Million Dollars (S1,000,000) to Nettaxi within ten (10) days of the execution of this Agreement on terms and conditions substantially in the form of the Note (the "Note") as set forth in Annex B attached hereto;

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     (b)     identifying a Merger Candidate which is a public company within the meaning  of  Rule  15(c)-2  of  the  Securities  Act  of  1934;

     (c)     advising  Nettaxi  as to the structure and form of the Transaction;

     (d) assisting Nettaxi in obtaining appropriate information and performing due diligence regarding the Merger Candidate-,

     (e) counseling Nettaxi with respect to, and conducting, negotiations with, the Merger Candidate regarding the Transaction;

     (f)     arranging  for  consummation  of  the  Transaction;

     (g) arranging for financing on behalf of the Company as otherwise discussed in this Agreement;

     (h) rendering such other financial advisory and investment banking services as may from time to time be agreed upon by Baytree and Nettaxi or the Company.

     Any obligations pursuant to this Paragraph I shall survive the termination or expiration of this Agreement.

2.     FINANCING.
       ---------

     (a) Baytree shall arrange the Loan and thereafter arrange a financing (the "Financing") on behalf of the Company either by conversion of the Loan or funding the Financing otherwise to be completed contemporaneously with the consummation of the Transaction through the private placement of One Million Dollars ($1,000,000 U.S.) of Common Stock subject to Baytree's successful completion of its due diligence. The placement of the Common Stock will rely on Rule 504 of Regulation D ("Regulation D") promulgated under the U.S. Securities
                            ------------
Act  of  1933,  as  amended  (the  "Act"),  and shall thereby be exempt from the
                                    ---
registration requirements of the Act, and will close contemporaneously with the Transaction. In connection with their purchase of the Common Stock in the Financing, the purchasers will receive One Million Two Hundred Fifty Thousand shares (1,250,000) of the Common Stock of the Company based upon the post-Transaction value of the Company.

     Baytree shall not be deemed an agent of the Company nor an agent of Nettaxi for any other purpose. Any proceeds shall be paid, less the Expense Allowance and legal fees reimbursement (each as defined in Paragraph 4 below), to the Company at a closing held with respect to the sale of the Common Stock in the Financing (the "Closing") against delivery of certificates representing the
                  -------
securities sold. The Company agrees that until the later of the termination of the Offering Period, or twelve (12) months from the Closing, it will not, directly or indirectly, seek to arrange or place any equity or convertible security financing, without Baytree's prior written consent except if such financing is a sale of securities of nonconvertible

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
debt. Additionally, the Company agrees that upon Closing, the Company shall grant Baytree a right of first refusal for a period of twenty-four (24)
                                                                ----------------
monthsfrom the Closing with respect to any sale of securities by the Company except if the sale is either pursuant to an underwritten public offering or is of securities of non-convertible debt and except for the issuance of securities upon the exercise of currently outstanding options and warrants. Baytree shall have ten (10) business days following receipt of written notice from the Company setting forth the terms of any proposed financing to be conducted by it (a "Notice"),to exercise the right of first refusal by presenting a letter of
 ------
intent for a proposed financing on the same or better economic terms as presented to the Company. In the event Baytree falls to exercise this right to present a letter of intent for a proposed financing, the Company shall be free to sell such securities in the manner, amount and for the prices and terms set forth in the Notice without liability to Baytree, subject to Baytree's right of consent for a period of twelve (12) months as set forth above.

     (b) In the event that the Loan shall have been converted to stock pursuant to the terms of the Note, then and in that event Baytree shall be deemed to have provided the Company the financing contemplated in subparagraph
(a) hereof and shall therefore be entitled to all Fees and Expenses provided for in Paragraph 4 of this Agreement.

     This Agreement does not constitute an understanding or a commitment, express or implied, by Baytree to provide any of the Financing from its own account. Any obligations pursuant to this Paragraph 2 shall survive the termination or expiration of this Agreement.

     3.     REGISTRATION  RIGHTS.     The  shares  of  Common Stock representing
            ---------------------
compensation  to Baytree as provided for in Paragraph 4(e) will be registered by
                                                                  --------------
the Company under the Act on any appropriate form necessary for the registration
-----------
of said shares at the request of Baytree anytime after six months from the date of ClosingThe Company shall file such registration statement with the Securities and Exchange Commission within sixty (60) days from the date of the request by Baytree. The Company shall use its best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable thereafter, and take whatever action may be necessary in order to cause such registration statement to remain effective for so long as any of the shares of Common Stock issued as a result of the Financing are beneficially owned by Baytree or until all shares of Common Stock may be sold pursuant to Rule 144 under the Securities Exchange Act of 1934, as amended, without limitation, In addition, Baytree shall receive unlimited "Piggy back" registration rights for the shares of Common Stock representing compensation to Baytree.

     4.     Fees  and  Expenses.     Nettaxi  agrees to cause the Company to pay
                  --------------
Baytree  for  its  services  as  follows:

     (a) Baytree shall receive a placement fee equal to two hundred thousand (200,000) shares of the Common Stock of the Company(the "Placement Fee")on a
                                                            ----------------
post-split basis as described in Paragraph 5 (d) (11), infra. The Placement Fee and Baytree's

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
Expense Allowance (as hereinafter defined) with respect to the Financing shall be payable concurrently with Closing.

     (b) In addition to any other fees payable to Baytree hereunder, if at any time commencing with the date hereof and ending twenty-four (24) months after termination of this Agreement or the closing of the Transaction (whichever is later) a party introduced to Nettaxi or the Company by Baytree or by any broker-dealers selected by Baytree to participate in the Financing shall purchase or commit to purchase any securities of Nettaxi, the Company or any person or entity controlled by or under common control with Nettaxi, the Company, or such other person (which commitment the Company shall have accepted or shall subsequently accept), Baytree shall receive as compensation the Placement Fee that would have, been payable and issuable had such purchases occurred in connection with the Financing (10% of the gross proceeds), regardless of the type of securities so purchased or the form of payment therefor.

     (c) It shall be the Company's obligation to bear all of its expenses in connection with the Transaction and the Financing, which expenses shall include, but are not limited to the following: printing and duplication costs, postage and mailing expenses with respect to the transmission of offering materials, registrar and transfer agent fees, accounting fees and issue and transfer taxes, if any. In addition, Nettaxi will cause the Company to pay to Baytree a non-accountable expense allowance of three (3%) percent of the gross proceeds of the Financing, and to pay the fees and disbursements of Baytree's legal counsel, Camhy Karlinsky & Stein, LLP incurred in connection with the Transaction and Financing (collectively, the "Expense Allowance").
                                ----------------------

     Any obligation pursuant to this Paragraph 4 shall survive the termination or expiration of this Agreement.

     (d) Following the provision of a Merger Candidate into which there shall have been any merger, consolidation, reorganization, recapitalization or other business combination pursuant to Paragraph I of this Agreement, the Company agrees that 660,000 shares of the Common Stock of the Merger Candidate shall remain with the original shareholders of the Merger Candidate on post-split basis as described in Paragraph 5 (d) (ii), infra.


     5.     REPRESENTATIONS,  WARRANTIES,  AND  COVENANTS.
            ----------------------------------------------

     (a) The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Company further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

     (b) The Company has done nothing that may be considered a direct selling effort in the United States or which could reasonably be expected to result in general

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
preconditioning Of the United States Market for the Securities of the Company. Subject to the requirements of law, the Company shall not make any public announcement of the Financing without the prior written consent of Bay-tree and in any event, shall make no such disclosure which could be deemed to be a general solicitation or directed selling effort within the meaning of Regulation D under the Act.

     (c) Baytree covenants that it will comply with all Rules and Regulations applicable to Regulation D with regard to this Offering. Further, Baytree represents and warrants that this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement enforceable against it in accordance with its terms. Baytree further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

     (d)     The  Company  represents  and  warrants  that:

     (i) The total number of issued and outstanding shares of stock in Nettaxi as of the date of this Agreement does not exceed 4,785,092 shares of common stock.

     (ii) In conjunction with any reverse merger as described in Paragraph I of this Agreement Nettaxi agrees to forward split its existing common stock on a 2.51 for I basis so that simultaneously with any reverse merger Nettaxi would have twelve million shares issued and outstanding to exchange with the Merger Candidate.

     (e) The Company represents that upon the completion the Transaction it shall cause a nominee identified by Baytree to be added to the Company's Board of Directors for the maximum term provided for in the Company's By Laws.

     (f) The Company represents that it has One Million Dollars ($1,000,000) of eligibility pursuant to Rule 504 of Regulation D. In the event that it is determined that the Company has less than One Million Dollars of eligibility, then the amount under-taken in connection with any Financing shall be reduced to the amount of the Company's remaining Rule 504 eligibility.

     (g) The Company acknowledges that Baytree's undertaking to perform the Financing described in Paragraph 2 is on a best efforts basis.

     (h) The Company represents that the post Transaction capitalization of the Company shall be as set forth on Annex C attached hereto.

     6.     TERM.     The  term  of this Agreement with regard to the completion
            -----
of the Transaction shall be sixty (60) days from the date of the execution of this Agreement. This Agreement may be renewed upon mutual written agreement of Baytree and Nettaxi and/or the

Company. Nettaxi agrees to cause the Company to pay Baytree any fees specified in Paragraph 4 if the events specified therein shall occur during the term of this Agreement or within two years after the termination or expiration of this Agreement. Any obligation pursuant to this Paragraph 6 shall survive the termination or expiration of this Agreement.

     Notwithstanding anything in this Agreement to the contrary, in the event that Baytree shall have failed to arrange for and fund the Loan within thirty
(30) days of the date of execution of this Agreement, then and in that event this Agreement shall be null and void and of no further force or effect.

     7.     INDEMNIFICATION.     In  addition  to  the  payment  of  fees  and
            ----------------
reimbursement of fees and expenses provided for above, and regardless of whether the Transaction or the Financing are consummated, Nettaxi agrees to indemnify and to cause the Company to indemnify Baytree and any broker-dealers who participate in the Financing, as set forth in Annex A, attached hereto, which is incorporated by reference as if fully set forth herein. This Paragraph 7 shall survive the termination or expiration of this Agreement.

     8.     INFORMATION.     Nettaxi  recognizes and confirms that in performing
            ------------
its duties pursuant to this Agreement, Baytree and broker-dealers selected by it to participate in the Financing will be using and relying on data, material, and other information (the "Information")or ("Offering Materials")furnished by
                          --------------    -----------------------
Nettaxi and the Merger Candidate or their respective employees and representatives. In connection with Baytree's activities on Nettaxi's behalf, Nettaxi will cooperate with Baytree and will furnish Baytree with all information concerning Nettaxi, the Transaction and, to the extent available to Nettaxi, the Merger Candidate, which Baytree deems appropriate and will provide Baytree with access to Nettaxi's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Baytree's obligations pursuant to this agreement. To the extent that Nettaxi has access to the officers, directors, employees, independent accountants and legal counsel of the Merger Candidate, it will provide such access to Baytree for the purpose of performing Baytree's obligations pursuant to this Agreement. Nettaxi hereby agrees and represents that all Information (a) furnished to Baytree pursuant to this Agreement, and (b) contained in any filing by Nettaxi with any court or governmental or regulatory agency, commission or instrumentality (each, an "Agency") shall, at all times during the period of the engagement of Baytree
 ------
hereunder, be accurate and complete in all material respects and that, if the Information provided by Nettaxi becomes materially inaccurate, incomplete or misleading during the term of Baytree's engagement hereunder, the Company shall so advise Baytree in writing. Accordingly, Baytree assumes no responsibility for the accuracy and completeness of the Information. In rendering its services hereunder, Baytree will be using and relying upon the Information without independent verification thereof or independent evaluation of any of the assets or liabilities of Nettaxi or the Merger Candidate. All Information that is not publicly available will be treated in strict confidence, and will not be revealed, or used (except in the performance of Baytree's duties under this Agreement) by Baytree unless legally compelled as determined in good faith by counsel to Baytree.

     9.     DISCLOSURE.     Nettaxi  agrees  that,  except  as compelled by law,
            -----------
rule or regulation, it will not disclose and will cause the Company not to disclose the services or advice to be provided by Baytree under this Agreement publicly or to any third party without the prior written approval of Baytree.

     10.     SEVERABILITY.     If  any provision of this Agreement shall be held
             -------------
or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     11.      AUTHORIZATION.     Nettaxi  and Baytree-represent and warrant that
              --------------
each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.

     12.     SUCCESSORS.     This  Agreement  and  all  rights,  liabilities and
             -----------
obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. Any such approval shall not be unreasonably withheld.

     13.      HEADINGS.     The  descriptive  headings of the Paragraphs of this
              ---------
Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     14.     NO  BROKERS.     Other  than Elliot, Lane & Co., Nettaxi represents
             ------------
and warrants to Baytree that there are no brokers, representatives or other persons which have an interest in or claim for compensation due to Baytree from any transaction contemplated herein.

     15.     NOTICES.     Any  notice  or  other  communication  to  be given to
             --------
Nettaxi hereunder may be given by delivering the same in writing to the address set forth above, and any notice or other communication to be given to Bay-tree may be given by delivering the same to Bay-tree Capital Associates, LLC, 40 Wall Street, New York, New York 10005, Attention: Michael Gardner, Principal, or in each case, such other address of which a party shall have received notice. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

     16.     ARBITRATION.     In  the case of any dispute, question, controversy
             ------------
or claim arising among the parties hereto which shall arise out of or in connection with this Agreement, the same shall be submitted to arbitration before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association. One arbitrator shall be appointed by the party or parties bringing the claims ("Claimant") and one
                                                              --------
arbitrator shall be appointed by the party or parties defending the claim ("Respondent"). The arbitrators selected by such parties shall be selected
  ----------
within  thirty  (30)  days  after  notification  by  the

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
Claimant to the Respondent that it has determined to submit such dispute, question, controversy or claim to arbitration. The two arbitrators so selected shall select a third arbitrator within thirty (30) days after the selection of the arbitrator selected by such parties. Should a party fall to select an arbitrator within the specified time period, or should the arbitrators selected by the parties fail to select a third arbitrator, the missing arbitrator or arbitrators shall be appointed by the New York, New York office of the American Arbitration Association. The decision of the panel shall be final and binding on the parties and enforceable in any court of competent junsdiction. The costs of the arbitration will be imposed upon the Claimant and Respondent as determined by the arbitration panel or, failing such determination, will be borne equally by the Claimant and the Respondent. The successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees in addition to any other relief to which it may be entitled.

     In the event of any dispute, question, controversy or claim arising among the parties hereto which shall arise out of or in connection with this Agreement, the parties shall keep the proceeding related to such controversy in strict confidence and shall not disclose the nature of said dispute, the status of the proceeding or any testimony, documents or information obtained or exchanged in the course of said proceeding without the express written consent of all parties to such dispute unless either party is legally compelled to make any such disclosure.

     Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed letters in the space provided and returning them to us for execution, whereupon we will send you a fully executed original letter which shall constitute a binding agreement as of the date first above written.

Very  truly  yours,

                              BAYTREE  CAPITAL  ASSOCIATES,  LLC
                              By:  /s/  Michael  Gardner
                                        ----------------------------
                                        Michael  Gardner,  Principal

Agreed  to  and  accepted  as  of  the  above  date     I

NETTAXI  ONLINE  COMMUNITIES,  INC.

By:

Robert  Rositano,  Jr.,  CEO

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
                            ANNEX A: INDEMNIFICATION

     Nettaxi agrees to indemnify and to cause the Company to indemnify Baytree, any broker-dealers who participate in the Financing, and their respective employees, directors, officers, agents, affiliates, and each person, if any, who controls them within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Baytree and such broker-dealers, is referred to as "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability ("Damages"), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state taw or otherwise, including but not limited to liability (1) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (11) caused by or arising out of any act or failure to act or (ill) arising out of Baytree's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that neither Nettaxi nor the Company will be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

     These indemnification provisions shall be in addition to any liability which Nettaxi and/or the Company may otherwise have to any Indemnified Party.

     If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence, bad faith, or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then Nettaxi shall and shall cause the Company, to contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by Nettaxi or the Company, as the case may be and its shareholders on the one hand, and Bay1ree on the other, but also the relative fault of Nettaxi or the Company, as the case may be, and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by Baytree and the broker-dealers selected by Baytree that participate in the placement of the Common Stock.

     Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify Nettaxi or the Company in writing of the receipt or commencement thereof and

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
Nettaxi or the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to Nettaxi or the Company In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to Nettaxi or the Company, at Nettaxi's or the Company's expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with Nettaxi or the Company and Nettaxi's or the Company's counsel in the defense of such claim or action, it being understood, however, that Nettaxi or the Company shall not, in connection with any one such claim or action or separate, but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that Nettaxi or the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to Nettaxi or the Company, at Nettaxi's or the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify Nettaxi or the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve Nettaxi or the Company from any liability Nettaxi or the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudice Nettaxi's or the Company's defense of such claim or action. Nettaxi or the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Annex shall survive the termination or expiration of this Agreement.

                                       10
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                        ANNEX B: FORM OF PROMISSORY NOTE

1,000,000.00                                        September  3,  1998
------------

FOR VALUE RECEIVED, NETTAXI, INC. (the "Maker"), a California corporation, with offices at 2165 S. Bascom Avenue, Campbell, California 95008, hereby promises to pay to the order of _________________(the "Payee"), residing at (or with a business office located at) ____________________________, the principle sum of One Million Dollars ($ 1,000,000), together with interest on the principal
-------------------------------------
amount  outstanding  from  the  date  hereof  until  payment  in  full.

     The principal amount of this Note together with all interest then accrued shall be payable three months from the date hereof (the "Due Date"). However, the term of this Note shall automatically be extended for an additional three months from the original Due Date in the event that the conversion of this Note as hereinafter described has not been completed by the original Due Date. Interest on outstanding principal shall accrue at the rate of 9% per annum from the date hereof and shall be paid on the Due Date. All interest shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed from the date of this Note to the Due Date. Interest on any overdue payments of principal and interest due hereunder shall accrue and be payable at the rate of twelve (12%) percent per annum, based on the actual number of days elapsed from the date such principal or interest payment was due to the date of actual payment.

     The principal of this Note may be prepaid in whole or in part, without premium or penalty, at any time. The Maker shall prepay the principal and accrued interest of this Note, as and to the extent that the Maker receives proceeds (net of expenses) (1) from the sale of common stock of the Maker prior to the Due Date, or (2) as a part of being acquired by a public company prior to the Due Date.

     This Note shall be convertible at the option of by the Payee to shares of common stock of any publicly-held corporation which acquires at least 51% of the Maker at any time prior to the Due Date. The terms of the issuance of such shares shall be part of a structure wherein the public company shall have 12,660,000 shares of common stock outstanding after the acquisition of Maker (but before the conversion of this Note). In connection with said acquisition, the public company shall issue 12,000,000 shares to the shareholders of the Maker and shall sell 1,250,000 shares at $.80 per share (the "Offering Shares"). The shares issuable upon conversion of this Note shall be a part of the Offering Shares and shall be converted at $.80 per share.

     All principal and interest payments hereunder are payable in lawful money of the United States of America to the Payee at the address first shown above, or at such other address as may be directed by Payee, in immediately available funds.

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
     The Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.

     In the event that (a) the Maker shall fall to pay when due, any payment of principal or interest due hereunder and such failure to pay is not cured within ten (10) days of the date such payment was due, or (b) if the maker shall (0-make a general assignment for the benefit of creditors; (11) be adjudicated a bankrupt or insolvent; (111) file a voluntary petition in bankruptcy; (1v) take advantage of any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof now or hereafter in effect; (v) have a petition or proceeding filed against the Maker under any bankruptcy or insolvency taw or statute of the United States of America or any state or jurisdiction thereof, which petition or proceeding is not dismissed within forty-five (45) days from the date of commencement thereof, or (vi) have a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of the Maker's affairs, assets or business and such appointment is not vacated or discharged within forty-five (45) days thereafter; then, and upon the happening of any such event, the Payee, at Payee's option, by written notice to the Maker, may declare the entire indebtedness evidenced by this Note immediately due and payable, whereupon the same shall forthwith mature and become immediately due and payable without presentment, demand, protest or further notice.

     In the event that Maker shall fail to pay when due any principal or interest payment, and the Payee shall exercise or endeavor to exercise any of its remedies hereunder, the Maker shall pay all reasonable costs and expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees, and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

     No consent or waiver by the Payee with respect to any action or failure to act by maker which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Payee.

     All agreements between the Maker and the Payee are expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, without the necessity of any action by Payee or Maker, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance hereof, and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in affect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Payee.

     This Note shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that such laws are superseded by Federal enactments.

     If any covenant or other provision of the Note is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, all other covenants and provisions of the Note shall nevertheless remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

     IN WITNESS WHEREOF, the Maker, by its duly authorized officer, has executed this Note as of the date first above written.

                              NETTAXI  ONLINE  COMMTJNITIES,  INC.

                              By:  _______________________________
                                   Robert  Rositano,  Jr.,  CEO

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